EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Extreme Home Staging, Inc.,   a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Report on Form 10-K for the year ended  September 30, 2009 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Extreme Home Staging, Inc.  and will be retained by  and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: January 7, 2010

/s/ Milka Fixler
Milka Fixler
(Principal Executive Officer)

/s/ Milka Fixler
Milka Fixler
(Principal Accounting Officer)

/s/ Milka Fixler
Milka Fixler
(Principal Financial Officer)